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As filed with the Securities and Exchange Commission on June 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BALLANTYNE OF OMAHA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	47-0587703
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4350 MCKINLEY STREET, OMAHA, NE 68112
(Address of Principal Executive Offices)        (ZIP Code)

2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN (1)
2000 EMPLOYEE STOCK PURCHASE PLAN (2)
1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN (3)
50,000 SHARE OPTION TO LEE J. SEIDLER (4)
100,000 SHARE OPTION TO WILLIAM F. WELSH II (5)
(Full title of the plan or written contract)

STEPHEN E. GEHRING
MICHAEL C. PALLESEN
CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER L.L.P.
1125 SOUTH 103RD STREET, SUITE 320
OMAHA, NEBRASKA 68124
402-397-1700
402-397-1806
(Name, address and telephone number,
including area code, of agent for service)

(1)
Ballantyne of Omaha, Inc. (the "Company") has reserved and is registering 1,000,000 shares of Common Stock for issuance pursuant to the 2001 Non-Employee Directors' Stock Option Plan.

(2)
The Company has reserved and is registering 500,000 shares of Common Stock for issuance pursuant to the 2000 Employee Stock Purchase Plan.

(3)
The Company originally filed a Form S-8 to register 110,000 shares of Common Stock (File No. 33303849). Subsequent to that filing, the Company effected two 3-for-2 stock splits and a 5 percent stock dividend and adopted the second amendment to the plan, which increased the shares under the plan to 509,875. The Company is now registering an additional 250,000 shares.

(4)
The Company issued an option to purchase 50,000 shares at $1.04 on August 30, 2000 to Lee J. Seidler.

(5)
The Company issued an option to purchase 100,000 shares at $0.485 on September 25, 2001 to William F. Welsh II.

Approximate date of proposed commencement of sales pursuant to the plans: As soon as practicable after the effective date of this registration statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Price	Amount of Registration Fee

Common Stock	1,900,000	$3.20	$6,080,000	$770.34

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(2)
The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, using $3.20 per share as the average high and low prices of the Common Stock on June 18, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers and directors in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        Ballantyne of Omaha, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (1)
  The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year;

  (2)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

  (3)
  The description of the Company's Common Stock contained in the Company's registration statement (File No. 001-13906) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        The provision regarding indemnification of directors and officers is found in the Bylaws of the Company which are incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1 (File No. 33-93244).

Item 7.    Exemption from Registration Claimed.

        Not applicable.

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Item 8.    Exhibits.

Exhibit Number	Exhibit
4.1	Certificate of Incorporation, as amended through July 20, 1995 (incorporated by reference to Exhibits 3.1 and 3.3 to the registration statement on Form S-1, File No. 33-93244) (the "1995 Form S-1").
4.2	Amendment to Certificate of Incorporation (incorporated by reference to the Exhibit 3.1.1 to the Form 10-Q for the quarter ended June 30, 1997).
4.3	Bylaws of the Company, as amended through August 24, 1995 (incorporated by reference to Exhibit 3.2 to the 1995 Form S-1).
4.4	First Amendment to Bylaws of the Company dated December 12, 2001 (incorporated by reference to Exhibit 3.2.1 to the Form 10-K for the year ended December 31, 2001).
4.5
Stockholder Rights Agreement dated May 25, 2000 between the Company and Mellon Investor Services L.L.C. (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated by reference to Exhibit 1 to the Form 8-A12B as filed on May 26, 2000).
4.6
First Amendment dated April 30, 2001 to Rights Agreement dated as of May 25, 2000 between the Company and Mellon Investor Services, L.L.C. as Rights Agent (incorporated by reference to the Form 8-K as filed on May 7, 2001).
4.7
Second Amendment dated July 25, 2001 to Rights Agreement dated as of May 25, 2000 between the Company and Mellon Investor Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 3.3.2 to the Form 10-Q for the quarter ended September 30, 2001).
4.8
Third Amendment dated October 2, 2001 to Rights Agreement dated as of May 25, 2001 between the Company and Mellon Investor Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 3.3.3 to the Form 10-Q for the quarter ended September 30, 2001).
5.1	Opinion of Counsel (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5).
99.1	2001 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.8.2 to the Form 10-Q for the quarter ended June 30, 2001).
99.2	First Amendment to the 2001 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.8.6 to the Form 10-K for the year ended December 31, 2001).
99.3	2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9.1 to the Form 10-Q for the quarter ended June 30, 2001).
99.4	1995 Outside Directors' Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Form 10-Q for the quarter ended June 30, 1996).
99.5	First Amendment to the 1995 Outside Directors' Stock Option Plan (incorporated by reference to Exhibit 10.18 to the Form 10-Q for the quarter ended June 30, 1998).
99.6	Second Amendment to the 1995 Outside Directors' Stock Option Plan (incorporated by reference to Exhibit 10.8.1 to the Form 10-Q for the quarter ended June 30, 2001).
99.7	Third Amendment to the 1995 Outside Directors' Stock Option Plan (incorporated by reference to Exhibit 10.8.3 to the Form 10-K for the year ended December 31, 2001).

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99.8	Lee J. Seidler Option (incorporated by reference to Exhibit 10.5 to the Form 10-K for the year ended December 31, 2000).
99.9	William F. Welsh II Option (incorporated by reference to Exhibit 10.5.1 to the Form 10-Q for the quarter ended September 30, 2001).

Item 9.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectuses required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which are made unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the

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    foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        THE REGISTRANT.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 21, 2004.

BALLANTYNE OF OMAHA, INC.
/s/ BRAD J. FRENCH Brad French, Secretary, Treasurer, and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ WILLIAM F. WELSH, II William F. Welsh, II	Director and Chairman of the Board	June 21, 2004
/s/ JOHN P. WILMERS John P. Wilmers	Director, President and Chief Executive Officer	June 21, 2004
/s/ ALVIN ABRAMSON Alvin Abramson	Director	June 21, 2004
/s/ DANA C. BRADFORD Dana C. Bradford	Director	June 21, 2004
/s/ MARK D. HASEBROOCK Mark D. Hasebroock	Director	June 21, 2004

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PART I
PART II
SIGNATURES